UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2016

NCL CORPORATION LTD.

(Exact name of Registrant as specified in its charter)

Bermuda

(State of Incorporation)

333-128780

(Commission File Number)

20-0470163

(I.R.S. Employer Identification No.)

7665 Corporate Center Drive Miami, Florida	33126
(Address of principal executive offices)	(Zip Code)

(305) 436-4000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On March 31, 2016, Norwegian Cruise Line Holdings Ltd. (the “Company”), which is the direct parent company of NCL Corporation Ltd., announced an agreement with Fincantieri S.p.A. of Italy to construct a sister ship to Seven Seas Explorer for its Regent Seven Seas Cruises brand which is expected to be delivered in 2020. The contract price for the ship is euro 422 million. The Company has committed financing in place from a syndicate of banks for export credit financing in connection with this order.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, NCL Corporation Ltd. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 31st day of March, 2016.

NCL CORPORATION LTD.

By:	/s/ Daniel S. Farkas
Daniel S. Farkas Senior Vice President, General Counsel and Assistant Secretary